SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Trust has duly caused this registration statement to be duly signed on its behalf by the undersigned, duly authorized, in the City of Bellingham, State of Washington, on the 26th day of January, 1999.

     SATURNA  INVESTMENT  TRUST

     By  /s/  Nicholas  F.  Kaiser
         -------------------------
     Nicholas  F.  Kaiser,
     President

     Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, this amendment has been signed below by the following persons in the capacities and on the date indicated.

     Signature          Title          Date
     ---------          -----          ----

/s/  Nicholas  F.  Kaiser             President; Trustee      January 26, 1999
-------------------------
     Nicholas  F.  Kaiser          (Principal  Executive  Officer)

/s/  Teresa  K.  Anderson                    Treasurer        January 26, 1999
-------------------------
     Teresa  K.  Anderson          (Principal  Financial  Officer)

**A.  Herbert  Ershig          All  other  Trustees           January 26, 1999
**  Gary  Goldfogel
**  John  E.  Love
**  John  S.  Moore

**  By            /s/  Nicholas  F.  Kaiser
                  -------------------------
     Nicholas  F.  Kaiser,  Attorney-in-fact

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